Exhibit 99.1
For Immediate Release
Contact: Robert Copple
972-665-1500
Robert Rinderman
212-835-8500 or CNK@jcir.com
CINEMARK USA, INC. TO OFFER
$200 MILLION OF SENIOR SUBORDINATED NOTES
PLANO, TX, May 31, 2011 — Cinemark Holdings, Inc. (NYSE:CNK) announced today that its wholly-owned subsidiary, Cinemark USA, Inc. (the “Company”), plans to commence a private offering to eligible purchasers of $200 million aggregate principal amount of Senior Subordinated Notes due 2021 (the “2021 Notes”). The 2021 Notes will be guaranteed by certain of the Company’s subsidiaries that guarantee the Company’s and the guarantors’ debt. The Company intends to use the net proceeds of the proposed offering to repay approximately $157 million of term loans outstanding under its senior secured credit facility and for general corporate purposes.
The 2021 Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Company plans to offer and issue the 2021 Notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.
This press release is being issued pursuant to Rule 135(c) under the Securities Act of 1933, and is neither an offer to sell nor a solicitation of an offer to buy any of the these securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of any of these securities in any jurisdiction in which such offer, solicitation or sale is unlawful.
Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include the Company’s current expectations, assumptions, estimates and projections about its business and its industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of the Company’s business, projected capital expenditures, attendance at movies generally or in any of the markets in which it operates, the number or diversity of popular movies released and its ability to successfully license and exhibit popular films, national and international growth in its industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which the Company is a defendant. You can identify forward-looking statements by the use of words such as “may,” “should,” “would,” “estimates,” “predicts,” “potential,” “continues,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the Risk Factors section or other sections in the Company’s Annual Report on Form 10-K filed on March 11, 2011. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect the Company’s view only as of the date of this press release. The Company undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About Cinemark Holdings, Inc.
Headquartered in Plano, TX, Cinemark is a leader in the motion picture exhibition industry. As of March 31, 2011, Cinemark operates 431 theatres and 4,941 screens in 39 U.S. states, Brazil, Mexico and 11 other Latin American countries.